Exhibit 4.3

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of May 28, 2021, by and among AMPLITUDE, INC., a Delaware corporation (the “Company”), the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor” and collectively as the “Investors”, and the holders of Common Stock (as defined below) listed on Schedule B hereto, each of which is herein referred to as a “Common Holder” and collectively as the “Common Holders”.

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of Series A Preferred Stock par value $0.00001 per share (the “Series A Preferred Stock”), Series B Preferred Stock par value $0.00001 per share (the “Series B Preferred Stock”), Series C Preferred Stock par value $0.00001 per share (the “Series C Preferred Stock”), Series D Preferred Stock par value $0.00001 per share (the “Series D Preferred Stock”), and/or Series E Preferred Stock par value $0.00001 per share (the “Series E Preferred Stock”) and possess registration rights, information rights, rights of first offer and other rights pursuant to an Amended and Restated Investors’ Rights Agreement dated as of April 30, 2020 by and among the Company and such Existing Investors (the “Prior Agreement”);

WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company, the Investors holding a majority of the Common Shares, and the Major Investors holding majority of the Common Shares held by Major Investors (as such terms are defined in Prior Agreement) (collectively the “Requisite Parties”);

WHEREAS, the Requisite Parties desire to amend and restate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement;

WHEREAS, the Company and certain of the Investors are parties to that certain Series F Preferred Stock Purchase Agreement of even date herewith, as amended from time to time (the “Series F Agreement”) which provides that as a condition to the closing of the sale of the Series F Preferred Stock par value $0.00001 per share (the “Series F Preferred Stock” and together with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the “Preferred Stock”), this Agreement must be executed and delivered by the Existing Investors; and

WHEREAS, to induce certain of the Investors to purchase Series F Preferred Stock and invest funds in the Company pursuant to the Series F Agreement, the Investors, the Common Holders and the Company hereby agree that this Agreement shall govern the rights of the Investors and the Common Holders to cause the Company to register shares of Common Stock, par value $0.00001 per share (the “Common Stock”), issued or issuable to them and certain other matters as set forth herein;

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Agreement:

(a) “Act” means the Securities Act of 1933, as amended.

(b) “Affiliate” means, with respect to any specified person or entity, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person or entity, including, without limitation, any general partner, officer, director or manager of such person and any venture capital or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such person or entity.

(c) “Direct Listing” means a Direct Listing, as such term is defined in the Restated Certificate. For the avoidance of doubt, a Direct Listing shall not be deemed to be an underwritten offering and shall not involve any underwriting services. Any and all mentions of an underwritten offering or underwriters contained herein shall not apply to a Direct Listing.

(d) “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(e) “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

(f) “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof; provided, however, that the Common Holders shall not be deemed to be Holders for purposes of Sections 1.2, 1.4, 1.12 and 3.7.

(g) “Initial Offering” means, only if a Direct Listing has not occurred, the Company’s first firm commitment underwritten public offering of its Common Stock under the Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a transaction under Rule 145 of the Act).

(h) “Liquidation Event” shall have the same meaning as set forth in the Restated Certificate.

(i) “Preferred Directors” mean the Series A Director, Series B Director, and Series D Director.

(j) “1934 Act” means the Securities Exchange Act of 1934, as amended.

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(k) “Qualified Public Offering” shall have the same meaning as set forth in the Restated Certificate.

(l) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(m) “Registrable Securities” means (i) the Common Stock (x) issuable or issued upon conversion of the Preferred Stock or (y) otherwise held or acquired by an Investor, (ii) the shares of Common Stock issued to the Common Holders; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 1.2, 1.4, 1.12, 2.1, and 2.2 and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned. In addition, the number of shares of Registrable Securities outstanding shall equal the aggregate of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(n) “Restated Certificate” shall mean the Company’s Restated Certificate of Incorporation, as amended and/or restated from time to time.

(o) “Rule 144” shall mean Rule 144 under the Act.

(p) “Rule 144(b)(1)(i)” shall mean subsection (b)(1)(i) of Rule 144 under the Act as it applies to persons who have held shares for more than one (1) year.

(q) “Rule 405” shall mean Rule 405 under the Act.

(r) “SEC” shall mean the Securities and Exchange Commission.

(s) “Series A Director” shall have the same meaning as set forth in the Restated Certificate.

(t) “Series B Director” shall have the same meaning as set forth in the Restated Certificate.

(u) “Series D Director” shall have the same meaning as set forth in the Restated Certificate.

1.2 Request for Registration.

(a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) six (6) months after the effective date of the Initial Offering or, if earlier, a Direct Listing, a written request from the

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Holders of fifty percent (50%) or more of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $15,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2, and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to those Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii) after the Company has effected one (1) registration pursuant to this Section 1.2, and such registration has been declared or ordered effective; or

(iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

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(iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

1.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than (i) a Direct Listing, (ii) a registration relating to a demand pursuant to Section 1.2, or (iii) a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of

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the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering or (ii) any securities held by a Common Holder be included in such offering if any Registrable Securities held by any Holder other than a Common Holder (and that such Holder has requested to be registered) are excluded from such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital or other investment fund, partnership or corporation, the Affiliates of such venture capital or other investment funds, partners, retired partners, members and stockholders of such Holder, or the estates and family members of any such partners, members and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4 Form S-3 Registration. In case the Company shall receive from the Holders of at least thirty percent (30%) of the Registrable Securities (for purposes of this Section 1.4, the “S-3 Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

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(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $10,000,000;

(iii) if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);

(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 pursuant to this Section 1.4;

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

(vi) if the Company, within thirty (30) days of receipt of the request of such S-3 Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within one hundred twenty (120) days of receipt of such request (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145), provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(vii) during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 1.3 above, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective.

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(c) If the S-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

(d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

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(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g) promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(h) cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(i) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board of Directors of the Company:

(i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of Directors of the Company has authorized negotiations;

(ii) materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

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(iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or its Affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

1.6 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $50,000) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2 or Section 1.4, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 and Section 1.4.

1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) if any, or, in the case

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of a Direct Listing, any financial advisor retained by the Company to assist in effecting such Direct Listing ,for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions, whether commenced or threatened, in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection l.9(b) exceed the net proceeds from the offering received by such Holder.

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(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 1.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 1.9(b), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

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(f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, termination of any provision(s) of this Agreement, and otherwise.

1.10 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering or Direct Listing;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (a) is an Affiliate, subsidiary, parent, partner, member, limited partner, retired partner or stockholder of a Holder, or (b) is a Holder’s family member or trust for the benefit of an individual Holder, provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding a majority of the Registrable Securities then held by all Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any

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registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

1.13 “Market Stand-Off” Agreement.

(a) Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned or controlled by such Holder immediately prior to the effectiveness of the Registration Statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall apply only to the Initial Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Initial Offering are intended third-party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

(b) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.13):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

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1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (a) after five (5) years following the consummation of the Qualified Public Offering (as defined in the Restated Certificate), (b) as to any Holder, such earlier time after the Initial Offering at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 or (c) after the consummation of a Liquidation Event pursuant to which the Investors receive cash and/or marketable securities.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall, upon request, deliver to each Investor (or transferee of an Investor) that holds at least 3,606,168 shares of Common Stock (assuming full conversion, exchange and exercise of all Company securities held by such Investor that are convertible, exchangeable or exercisable into shares of Common Stock, and appropriately adjusted for any stock split, dividend, combination or other recapitalization) (a “Major Investor”); provided, however, that any entity that (i) is formed for the specific purpose of acquiring shares of the Company’s capital stock and/or (ii) has assets, a majority of which consist of shares of the Company’s capital stock as of immediately following such entity’s acquisition of shares of the Company’s capital stock (each, an “SPV Entity”), shall not constitute an Affiliate of such Investor for the purpose of qualifying as a Major Investor:

(a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and a statement of stockholders’ equity as of the end of such year, and an statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company; provided, however, the financial statements may be unaudited for any year with the approval of the Board of Directors (including a least one of the Preferred Directors);

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c) within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

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(d) as soon as practicable, but in any event at least sixty (60) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, approved by the Board of Directors (including at least one of the Preferred Directors) and prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(e) such other information relating to the financial condition, business or corporate affairs of the Company, as well as detailed capitalization information, as the Major Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information that (i) it deems in good faith to be a trade secret or similar confidential information or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel;

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries. Notwithstanding anything else in this Section 2.1 to the contrary, the Company may cease providing the information set forth in this Section 2.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 2.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

2.2 Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

2.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of the Initial Offering or Direct Listing, (b) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur or (c) the consummation of a Liquidation Event pursuant to which the Investors receive cash and/or marketable securities.

2.4 Right of First Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, the term “Major Investor” includes any general partners and Affiliates of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate.

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Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice in accordance with Section 3.5 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(b) By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares (the “Pro Rata Share”) that equals the proportion of all Common Stock issued and held by such Major Investor (assuming full conversion, exchange and exercise of all Company securities held by such Major Investor that are convertible, exchangeable or exercisable into shares of Common Stock) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion, exchange and exercise of all Company securities then outstanding that are convertible, exchangeable or exercisable into shares of Common Stock). The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but which were not subscribed for by the Major Investors, that is equal to the proportion that the number of shares of Common Stock issued and held by such Fully-Exercising Investor (assuming full conversion, exchange and exercise of all Company securities held by such Fully-Exercising Investor that are convertible, exchangeable or exercisable into shares of Common Stock) bears to the total number of shares of Common Stock issued and held by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares (assuming full conversion, exchange and exercise of all Company securities held by all such Fully-Exercising Investors that are convertible, exchangeable or exercisable into shares of Common Stock).

(c) If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 2.4 shall not be applicable to (i) issuances of Carve Out Stock (as defined in the Restated Certificate) or (ii) the issuance and sale of Series F Preferred Stock pursuant to the Series F Agreement. In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Major Investor in any subsequent offering of Shares if (i) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.

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(e) The rights provided in this Section 2.4 may not be assigned or transferred by any Major Investor; provided, however, that a Major Investor that is a venture capital fund may assign or transfer such rights to its Affiliates that are not SPV Entities.

2.5 Observer Rights.

(a) As long as Institutional Venture Partners XV Executive Fund, L.P. and Institutional Venture Partners XV, L.P. (collectively with their Affiliates, “IVP”) own not less than 664,496 shares of the Series C Preferred Stock it purchased under the Series C Stock Purchase Agreement dated on or around June 16, 2017 (or an equivalent amount of Common Stock issued upon conversion thereof) (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), the Company shall invite a representative of IVP to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest.

(b) As long as Jasmine Ventures Pte. Ltd (“GIC”) owns not less than 314,143 shares of the Series E Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof) (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), the Company shall invite a representative of GIC to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest.

2.6 Proprietary Information and Inventions Agreements. The Company shall require all current and former employees and consultants with access to confidential information to execute and deliver a Proprietary Information and Inventions Agreement or Confidential Invention Inventions Assignment Agreement in substantially the form approved by the Company’s Board of Directors.

2.7 Employee Agreements. Unless approved by the Board of Directors of the Company (including at least one of the Preferred Directors), all future employees of the Company who shall purchase, or receive options to purchase, shares of Common Stock following the date hereof shall be

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required to execute stock purchase or option agreements providing for (a) vesting of shares over a four (4) year period with the first twenty five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months thereafter and (b) a one hundred and eighty (180)-day lockup period in connection with the Initial Offering. Prior to a Liquidation Event, the Company shall not allow unvested shares to be transferred without unanimous approval of the Board of Directors. The Company shall retain a right of first refusal on transfers until the Initial Offering or a Direct Listing and the right to repurchase unvested shares at cost. In addition, no acceleration of vesting of any stock options or shares of Company Common Stock issued following the date of this Agreement, shall occur without the unanimous approval of the Board of Directors.

2.8 Confidentiality. Each Investor agrees, severally and not jointly, to use the same degree of care as such Investor (other than GIC) uses to protect its own confidential information (and, as to GIC, GIC agrees severally and not jointly to use the same degree of care GIC uses to protect confidential information from third parties in similar transactions and in any event no less than reasonable care) for any information obtained pursuant to Section 2.1 or Section 2.2 hereof which the Company identifies in writing as being proprietary or confidential and such Investor acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (a) was in the public domain prior to the time it was furnished to such Investor, (b) is or becomes (through no breach of this Agreement inaction by such Investor) generally available to the public, (c) was in its possession or known by such Investor without restriction prior to receipt from the Company, (d) was disclosed to such Investor by a third party without restriction or (e) was independently developed without any use of the Company’s confidential information. Notwithstanding the foregoing, each Investor may disclose such proprietary or confidential information to any former partners or members who retained an economic interest in such Investor, current or prospective partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member management company or Affiliate of such Investor (or any employee, officer, director, advisor, agent or representative of any of the foregoing) (each of the foregoing persons, a “Permitted Disclosee”) or legal counsel, tax advisors, accountants or representatives for such Investor. Furthermore, nothing contained herein shall prevent any Investor or any Permitted Disclosee from (i) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Investor or Permitted Disclosee does not, except as permitted in accordance with this Section 2.8, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (ii) making any disclosures required by law, rule, regulation or court or other governmental order. Notwithstanding the foregoing, the Investors shall not be required to (i) disclose any of its or any Permitted Disclosee’s confidential information, (ii) disclose the identity of any Permitted Disclosee or (iii) initiate or participate in any legal action, suit or proceeding involving the Company.

2.9 Anti-Corruption. The Company represents that it shall not, and shall not permit any of its subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or

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otherwise contribute any item of value, directly or indirectly, to any third party, including any Non-U.S. Official, in each case, in violation of the FCPA (as defined in the Series F Agreement), the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its subsidiaries and Affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its Subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the Applicable Laws (as defined in the Purchase Agreement). The Company further represents that it shall, and shall cause each of its Subsidiaries and Affiliates to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with Applicable Laws. The Company hereby agrees to notify GIC if any of the Relevant Parties (as defined in the Purchase Agreement) is investigated or becomes subject to a pending or threatened investigation in relation to any Applicable Laws by any law enforcement, regulatory or other governmental agency or any customer or supplier and the outcome, when resolved, or any such proceedings.

2.10 Right to Conduct Activities. The Company hereby agrees and acknowledges that certain of the Investors (including, without limitation, GIC) are professional investment funds (the “Funds”), and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, the Funds shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Funds in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of such Funds to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) such Funds from liability associated with (1) the unauthorized disclosure of the Company’s confidential information or (2) bad faith or willful misconduct on the part of the Funds or (y) any director of the Company appointed by such Funds from any liability associated with his or her fiduciary duties to the Company.

2.11 Additional Agreements with GIC.

(a) Notwithstanding anything in this Agreement to the contrary, in no event shall GIC be required to (i) provide any investor consent letter, legal opinion, letter of credit or guarantee to, or execute any document, instrument or certificate for the benefit of, any potential lender to the Company (ii) initiate or participate in any legal action, suit or proceeding (“Litigation”), against a third-party or (iii) absent GIC’s consent, participate in Litigation in which the Company is a party unless (and solely to the extent) compelled to do so by applicable law.

(b) The Company (directly or indirectly through its Affiliates or otherwise) shall not disclose, orally or in writing, (i) any confidential information furnished to them by GIC or its Affiliates or (ii) the name of GIC, any of its Affiliates or any derivative thereof to any third party in connection with GIC’s investment in the Company or any other matter contemplated under this Agreement, the Purchase Agreement, or the other Ancillary Agreements (as defined in the Purchase Agreement); provided, however, the Company may disclose the ownership of the Company’s

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equity securities by GIC to (a) the Company’s accountants, consultants, and other professionals and representatives to the extent necessary to obtain their services, (b) the Company’s stockholders, (c) potential investors or acquirors in connection with a bona fide negotiation regarding a financing or acquisition of the Company or (d) as may be required by law, rule, regulation or other binding governmental order.

2.12 Tax.

(a) Without the prior written consent of GIC, for so long as GIC owns equity in the Company, the Company shall not be liquidated, merged, converted into a limited liability company treated as a pass-through for U.S. federal income tax purposes, or otherwise enter into a transaction pursuant to which the Company ceases to exist as an entity treated as a corporation for U.S. federal income tax purposes (and state and local income tax purposes, where applicable) without GIC’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed.

(b) The Company (and its applicable withholding agents and paying agents) shall only be entitled to deduct and withhold taxes on any payments to GIC to the extent required by applicable tax law; provided that, if the Company determines that an amount is required to be deducted and withheld with respect to GIC, at least ten (10) business days prior to the date the applicable payment is scheduled to be made, the Company shall (i) provide GIC with written notice of the intent to deduct and withhold, the basis for withholding, and the amount of anticipated withholding, and (ii) provide GIC with a reasonable opportunity to provide forms or other evidence that would exempt such amounts from withholding.

(c) The Company shall use commercially reasonable efforts to avoid becoming a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the United States Internal Revenue Code of 1986, as amended (the “Code”). The Company shall provide prompt notice to GIC following the end of each taxable year of the Company or any other determination by the Company that the Company is or has become a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code. In addition, upon any reasonable written request by GIC, the Company shall provide GIC with a written statement informing GIC whether its interest in the Company constitutes a “United States real property interest” within the meaning of Section 897(c)(2) of the Code. The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s written statement to GIC shall be delivered within 10 business days of GIC’s written request therefor. The Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market or the fact that there is no Preferred Stock of the Company then outstanding.

(d) The Company and GIC agree that it is their intention that (i) the Series E Preferred Stock shall be treated as stock that is not “preferred stock” within the meaning of Section 305 of the Code and (ii) based on GIC’s equity interest in the Company as of the date hereof, the

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Company is not a “controlled commercial entity” with respect to GIC within the meaning of Section 892 of the Code. The Company agrees to take no positions or actions inconsistent with such intended tax treatment (including on any IRS Form 1099), unless otherwise required by law, and in any such case the Company will notify GIC in writing prior to taking any position inconsistent with foregoing. The Company shall use commercially reasonable efforts to cooperate with GIC to structure any redemption of the Series E Preferred Stock to be treated as a payment in exchange for stock pursuant to Section 302 of the Code.

(e) The Company shall indemnify and hold harmless GIC, SCP Amplitude Investments, LLC, Battery Investment Partners XI, LLC, Battery Ventures XI-A Side Fund, L.P., Battery Ventures XI-A, L.P., Battery Ventures XI-B Side Fund, L.P., Battery Ventures XI-B, L.P. (together with their owners and Affiliates, the “Purchasers”) from and against any and all liabilities, damages, costs, penalties, and expenses (including, without limitation, reasonable third-party legal expenses) attributable to (i) any failure by the Company to withhold, deduct, or remit any taxes required to be withheld, deducted, or remitted in connection with any payment made pursuant to certain Stock Transfer Agreements between the Purchasers and certain holders of capital stock of the Company, dated on or about April 30, 2020 (the “Stock Transfer Agreements”) and (ii) any failure by the Purchasers to withhold, deduct, or remit any U.S. federal, state or local taxes required to be withheld, deducted, or remitted in connection with any payment made pursuant to the Stock Transfer Agreements.

(f) Notwithstanding anything else in this Agreement to the contrary, the Company’s obligations under Section 2.12(c), (d) and (e) shall survive any termination of this Agreement.

2.13 The Company will provide the Investors with the open source listing disclosure required pursuant to Section 2.10(d) of the Series F Purchase Agreement within five (5) business days of the date hereof, and such disclosure will be deemed to be incorporated into the Schedule of Exceptions with respect to the open source listing requirement of Section 2.10(d) of the Series F Purchase Agreement only.

2.14 Termination of Certain Covenants. The covenants set forth in Sections 2.4, 2.5, 2.6, and 2.7 shall terminate and be of no further force or effect upon the consummation of (a) a Qualified Public Offering or (b) a Liquidation Event pursuant to which the Investors receive cash and/or marketable securities.

3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

22

3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

3.3 Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile or electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The parties irrevocably and unreservedly agree that the Agreement and all Ancillary Agreements shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto or listed on Schedule A or Schedule B hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).

3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7 Entire Agreement; Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement (other than Section 2.1, Section 2.2, Section 2.3, Section 2.4 and Section 2.5) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors holding a majority of the Common Stock held by all Investors (assuming full conversion, exchange and exercise of all Company securities convertible, exchangeable or exercisable into shares of Common Stock); provided, however, that in the event that such amendment or waiver adversely affects the obligations or rights of the Common Holders in a different manner than the other Holders, such amendment or waiver shall also require the written consent of the Common Holders holding a majority of the shares of Common Stock held by all Common Holders provided that amendments that merely add additional Investors to this Agreement shall not by itself be deemed as adversely affecting the obligations or rights of common Holders in a different manner than the other holders. The provisions of

23

Section 2.1, Section 2.2, Section 2.3, and Section 2.4 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Major Investors holding a majority of the shares of Common Stock that are held by all of the Major Investors (assuming full conversion, exchange and exercise of all Company securities held by the Major Investors that are convertible, exchangeable or exercisable into shares of Common Stock). The provisions of Section 2.5(a) may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and IVP. The provisions of Sections 2.5(b), 2.8 (solely as it relates to GIC), 2.9, 2.11, 2.12, and this sentence may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and GIC. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company.

3.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

3.9 Aggregation of Stock; Apportionment. All shares of Registrable Securities held or acquired by Affiliates, excluding any Registrable Securities held by an SPV Entity, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and all such Affiliates may apportion such rights among them in their discretion.

3.10 Additional Investors. Notwithstanding Section 3.7, no consent shall be necessary to add additional Investors as signatories to this Agreement, provided that such Investors have purchased Series F Preferred Stock pursuant to the subsequent closing provisions of Section 1.3 of the Series F Agreement.

3.11 Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in the State of California, County of San Francisco, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with Section 3.2 hereof, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

24

3.12 Effect on Prior Agreement. The Prior Agreement is hereby amended, restated and superseded in its entirety by this Agreement, and of no further force and effect.

25

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

AMPLITUDE, INC.

By:	/s/ Spenser Skates
Name:	Spenser Skates
Title:	Chief Executive Officer

Address:	631 Howard Street, 5th Floor
San Francisco, CA 94105

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR AMPLITUDE, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

JASMINE VENTURES PTE. LTD.

By:	/s/ Lihan Chen
Name:	Lihan Chen
Title:	Authorized Signatory

Jasmine Ventures Pte Ltd.

168 Robinson Road #37-01 Capital Tower

Singapore 068912

With a copy to:

GIC Special Investments

One Bush Street, Suite 1100

San Francisco, CA 94104

Attention: Lihan Chen, Ethel Chen

Email:###

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR AMPLITUDE, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

BATTERY VENTURES XI-A, L.P.
By:	Battery Partners XI, LLC
General Partner

/s/ Neeraj Agrawal
Name:	Neeraj Agrawal
Title:	Managing Member

BATTERY VENTURES XI-B, L.P.
By:	Battery Partners XI, LLC
General Partner

/s/ Neeraj Agrawal
Name:	Neeraj Agrawal
Title:	Managing Member

BATTERY VENTURES XI-A SIDE FUND, L.P.
By:	Battery Partners XI Side Fund, LLC
General Partner

/s/ Neeraj Agrawal
Name:	Neeraj Agrawal
Title:	Managing Member

Address:	Attn: General Counsel 1 Marina Park Drive Suite 1100 Boston, MA 02210

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR AMPLITUDE, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

BATTERY VENTURES XI-B SIDE FUND, L.P.
By:	Battery Partners XI Side Fund, LLC
General Partner

/s/ Neeraj Agrawal
Name:	Neeraj Agrawal
Title:	Managing Member

BATTERY INVESTMENT PARTNERS XI, LLC
By:	Battery Partners XI, LLC
Managing Member

/s/ Neeraj Agrawal
Name:	Neeraj Agrawal
Title:	Managing Member

Address:	Attn: General Counsel 1 Marina Park Drive Suite 1100 Boston, MA 02210

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR AMPLITUDE, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

BENCHMARK CAPITAL PARTNERS VIII, L.P.
as nominee for
Benchmark Capital Partners VIII, L.P.,
Benchmark Founders’ Fund VIII, L.P.,
and Benchmark Founders’ Fund VIII-B, L.P.

By:	Benchmark Capital Management Co. VIII, L.L.C.,
its general partner

By:	/s/ An-Yen Hu
Managing Member

Address:	2965 Woodside Road
Woodside, CA 94062

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR AMPLITUDE, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

INSTITUTIONAL VENTURE PARTNERS XV EXECUTIVE FUND, L.P.

By:	Institutional Venture Management XV, LLC
Its:	General Partner

By:	/s/ Somesh Dash

Name:	Somesh Dash
Title:	Managing Director

Address:	3000 Sand Hill Road
Building 2, Suite 250
Menlo Park, CA 94062

INSTITUTIONAL VENTURE PARTNERS XV, L.P.

By:	Institutional Venture Management XV LLC
Its:	General Partner

By:	/s/ Somesh Dash

Name:	Somesh Dash
Title:	Managing Director

Address:	3000 Sand Hill Road
Building 2, Suite 250
Menlo Park, CA 94062

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR AMPLITUDE, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SEQUOIA CAPITAL U.S. GROWTH FUND VIII, L.P., for itself and as nominee

By:	SC U.S. GROWTH VIII MANAGEMENT, L.P.,
a Cayman Islands exempted limited partnership, its General Partner

By:	SC US (TTGP), LTD.,
a Cayman Islands exempted company, its General Partner

By:	/s/ Pat Grady

Name:	Pat Grady
Title:	Authorized Signatory

Address:	2800 Sand Hill Road, Suite 101
Menlo Park, CA 94025

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR AMPLITUDE, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SEQUOIA CAPITAL U.S. GROWTH FUND III – ENDURANCE PARTNERS, L.P., for itself and as nominee

By:	SCGGF III – Endurance Partners Management, L.P.,
a Cayman Islands exempted limited partnership, its General Partner

By:	SC US (TTGP), LTD.,
a Cayman Islands exempted company, its General Partner

By:	/s/ Pat Grady

Name:	Pat Grady
Title:	Authorized Signatory

Address:	2800 Sand Hill Road, Suite 101
Menlo Park, CA 94025

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR AMPLITUDE, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMMON HOLDER:

/s/ Spenser Skates
Spenser Skates

Address:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR AMPLITUDE, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMMON HOLDER:

/s/ Curtis Liu
Curtis Liu

Address:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR AMPLITUDE, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

WHALE ROCK FLAGSHIP MASTER FUND, LP
By: Whale Rock Capital Partners LLC, a Delaware limited liability company and general partner of Whale Rock Flagship Master Fund, LP

By:	/s/ Alexander Sacerdote

Name: Alexander Sacerdote
Title: Managing Member

Address:
Whale Rock Flagship Master Fund, LP
2 International Pl #2430
Boston, MA 02110

WHALE ROCK FLAGSHIP (AI) FUND LP
By: Whale Rock Capital Partners LLC, a Delaware limited liability company and general partner of Whale Rock Flagship (AI) Fund LP

By:	/s/ Alexander Sacerdote

Name: Alexander Sacerdote
Title: Managing Member

Address:
Whale Rock Flagship (AI) Fund LP
2 International Pl #2430
Boston, MA 02110

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

WHALE ROCK LONG OPPORTUNITIES MASTER FUND, LP
By: Whale Rock Capital Long Opportunities Partners LLC, a Delaware limited liability company and general partner of Whale Rock Long Opportunities Master Fund, LP

By:	/s/ Alexander Sacerdote
Name: Alexander Sacerdote
Title: Managing Member

Address:
Whale Rock Long Opportunities Master Fund, LP 2 International Pl #2430 Boston, MA 02110

WHALE ROCK HYBRID MASTER FUND, LP
By: Whale Rock Capital Hybrid Partners LLC, a Delaware limited liability company and general partner of Whale Rock Hybrid Master Fund, LP

By:	/s/ Alexander Sacerdote
Name: Alexander Sacerdote
Title: Managing Member

Address:
Whale Rock Hybrid Master Fund, LP 2 International Pl #2430 Boston, MA 02110

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

WHALE ROCK HYBRID MASTER FUND II, LP
By: Whale Rock Capital Hybrid Partners LLC, a Delaware limited liability company and general partner of Whale Rock Hybrid Master Fund II, LP

By:	/s/ Alexander Sacerdote
Name: Alexander Sacerdote
Title: Managing Member

Address:
Whale Rock Flagship Master Fund, LP 2 International Pl #2430 Boston, MA 02110

SCHEDULE A

SCHEDULE OF INVESTORS

70 Thirty Trust

a16z Seed-III, LLC (f/k/a AH Fund III Seed, L.L.C.)

Abbott, Tim

Artisanal AMP, LLC

Bansal, Jyoti

Bartel, Steven

Battery Investment Partners XI, LLC

Battery Ventures XI-A Side Fund, L.P.

Battery Ventures XI-A, L.P.

Battery Ventures XI-B Side Fund, L.P.

Battery Ventures XI-B, L.P.

Benchmark Capital Partners VIII, L.P.

as nominee for

Benchmark Capital Partners VIII, L.P.,

Benchmark Founders’ Fund VIII, L.P.,

and Benchmark Founders’ Fund VIII-B, L.P.

Berner, Philipp

Bernstein, Anton

Binch, Bill

Box Group LLC

Chang, Gregory W.

Charles Duplain Cheever, as Trustee of the Charles Duplain Cheever Separate Property Trust dated 7/2/12

Chen, David

Chen, Siqi

Corenson, Todd L

Eslambolchi, Hossein

Fernandez-Sternbergh Joint Revocable Trust

Ghost Angel LLC

Institutional Venture Partners XV Executive Fund, L.P.

Institutional Venture Partners XV, L.P.

Jasmine Ventures Pte. Ltd.

168 Robinson Road #37-01 Capital Tower

Singapore 068912

With a copy to:

GIC Special Investments

One Bush Street, Suite 1100

San Francisco, CA 94104

Attention: Lihan Chen, Ethel Chen

Email: ###

Jeffries, Paul C.

KC Amador Fund LP – Series 1

Kevin Systrom Revocable Trust

Kopf, Jared

LEC Amplitude Holdings LLC

Leviathan Investments, LLC

Linkville Pty Ltd

Long Venture Partners LP

Meritech Capital Partners V L.P.

Merus Capital II, L.P.

Mighty Capital Collective

Mighty Capital Fund I LP

Moore, Kevin

Mullany, Michael

PENSCO TRUST COMPANY CUSTODIAN FBO JARED KOPF IRA A/C #KO106

QueensBridge Venture Partners, LLC

Quest Venture Partners Fund II, LP

SCP Amplitude Investments, LLC

Sehgal, Roy

Sequoia Capital U.S. Growth Fund VIII, L.P., for itself and as nominee

Silicon Badia Ventures LLC

Slow Ventures II, LLC

Starling Ventures LLC

Start Fund 2 LLC

SV Angel III, L.P.

Wadhwani, David

Whale Rock Flagship Master Fund, LP

Whale Rock Flagship (AI) Fund LP

Whale Rock Long Opportunities Master Fund, LP

Whale Rock Hybrid Master Fund, LP

Whale Rock Hybrid Master Fund II, LP

Wittgenstein Ventures GmbH

ZMB Capital Ltd.

SCHEDULE B

SCHEDULE OF COMMON HOLDERS

Spenser Skates - ###

Curtis Liu - ###

Matt Althauser - ###

James Donelan - ###

Caitlin Haberberger - ###

Alan Ibrahim - ###

AMPLITUDE, INC.

AMENDMENT TO THE INVESTORS’ RIGHTS AGREEMENT

This AMENDMENT (this “Amendment”) to the Amended and Restated Investors’ Rights Agreement, dated as of May 28, 2021 (as amended, the “Rights Agreement”) is made and entered into as of August 28, 2021 (the “Effective Date”) by and among Amplitude, Inc., a Delaware corporation (the “Company”), and the Requisite Holders (as defined below). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

RECITAL

Pursuant to Section 3.7 of the Rights Agreement, subject to certain provisions, the Rights Agreement and any term thereof may be amended or waived by written consent of the Company and the Investors holding a majority of the Common Stock held by all Investors (assuming full conversion, exchange and exercise of all Company securities convertible, exchangeable or exercisable into shares of Common Stock) (the “Requisite Holders”).

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual covenants and obligations hereinafter set forth, the Company and the Investors party hereto, constituting the Requisite Holders, hereby agree as follows:

1.	Section 1.14 of the Rights Agreement is amended and restated to read in its entirety as follows:

“1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (a) after five (5) years following the consummation of a Qualified Public Offering (as defined in the Restated Certificate), (b) as to any Holder, such earlier time after a Direct Listing or the Initial Offering at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 or (c) after the consummation of a Liquidation Event pursuant to which the Investors receive cash and/or marketable securities.”

2.	Except as specifically amended herein, the remaining terms and provisions of the Rights Agreement shall not be affected by this Amendment and shall continue in full force and effect.

3.

This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

4.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

AMPLITUDE, INC.

By:	/s/ Spenser Skates
Name: Spenser Skates
Title: Chief Executive Officer

[Signature Page to Amplitude, Inc. Amendment to the

Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

BATTERY VENTURES XI-A, L.P.
By:	Battery Partners XI, LLC
General Partner

/s/ Neeraj Agrawal
Name:	Neeraj Agrawal
Title:	Managing Member

BATTERY VENTURES XI-B, L.P.
By:	Battery Partners XI, LLC
General Partner

/s/ Neeraj Agrawal
Name:	Neeraj Agrawal
Title:	Managing Member

BATTERY VENTURES XI-A SIDE FUND, L.P.
By:	Battery Partners XI Side Fund, LLC
General Partner

/s/ Neeraj Agrawal
Name:	Neeraj Agrawal
Title:	Managing Member

Address:	Attn: General Counsel
1 Marina Park Drive Suite 1100
Boston, MA 02210

[Signature Page to Amplitude, Inc. Amendment to the

Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

BATTERY VENTURES XI-B SIDE FUND, L.P.
By:	Battery Partners XI Side Fund, LLC
General Partner

/s/ Neeraj Agrawal
Name:	Neeraj Agrawal
Title:	Managing Member

BATTERY INVESTMENT PARTNERS XI, LLC
By:	Battery Partners XI, LLC
Managing Member

/s/ Neeraj Agrawal
Name:	Neeraj Agrawal
Title:	Managing Member

Address:	Attn: General Counsel
1 Marina Park Drive Suite 1100
Boston, MA 02210

[Signature Page to Amplitude, Inc. Amendment to the

Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

BATTERY VENTURES SELECT FUND I, L.P.
By:	Battery Partners Select Fund I, L.P., its general partner
By:	Battery Partners Select Fund I GP, LLC, its general partner

/s/ Neeraj Agrawal
Name: Neeraj Agrawal
Title: Managing Member

BATTERY INVESTMENT PARTNERS SELECT FUND I, L.P.
By:	Battery Partners Select Fund I GP, LLC, its general partner

/s/ Neeraj Agrawal
Name: Neeraj Agrawal
Title: Managing Member

Address:	Attn: General Counsel
1 Marina Park Drive Suite 1100
Boston, MA 02210

[Signature Page to Amplitude, Inc. Amendment to the

Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

BENCHMARK CAPITAL PARTNERS VIII, L.P.
as nominee for
Benchmark Capital Partners VIII, L.P.,
Benchmark Founders’ Fund VIII, L.P., and Benchmark Founders’ Fund VIII-B, L.P.

By:	Benchmark Capital Management Co. VIII, L.L.C., its general partner

By:	/s/ An-Yen Hu
Name: An-Yen Hu
Title: Managing Member

Address: 2965 Woodside Road
Woodside, CA 94062

[Signature Page to Amplitude, Inc. Amendment to the

Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

INSTITUTIONAL VENTURE PARTNERS XV EXECUTIVE FUND, L.P.

By: Institutional Venture Management XV, LLC
Its: General Partner

By:	/s/ Somesh Dash
Name: Somesh Dash
Title: Managing Director

Address: 3000 Sand Hill Road
Building 2, Suite 250
Menlo Park, CA 94062

INSTITUTIONAL VENTURE PARTNERS XV, L.P.

By: Institutional Venture Management XV LLC
Its: General Partner

By:	/s/ Somesh Dash
Name: Somesh Dash
Title: Managing Director

Address: 3000 Sand Hill Road
Building 2, Suite 250
Menlo Park, CA 94062

[Signature Page to Amplitude, Inc. Amendment to the

Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

JASMINE VENTURES PTE. LTD.

By:	/s/ Lihan Chen
Name: Lihan Chen
Title: Authorized Signatory

Address: 168 Robinson Road #37-01 Capital Tower
Singapore 068912

With a copy to:

GIC Special Investments
One Bush Street, Suite 1100
San Francisco, CA 94104

Attention: Lihan Chen, Ethel Chen

Email: ###

[Signature Page to Amplitude, Inc. Amendment to the

Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SEQUOIA CAPITAL U.S. GROWTH FUND VIII, L.P., for itself and as nominee

By: SC U.S. GROWTH VIII MANAGEMENT, L.P.,
a Cayman Islands exempted limited partnership, its General Partner

By: SC US (TTGP), LTD.,
a Cayman Islands exempted company, its General Partner

By:	/s/ Pat Grady
Name: Pat Grady
Title: Authorized Signatory

Address: 2800 Sand Hill Road, Suite 101
Menlo Park, CA 94025

[Signature Page to Amplitude, Inc. Amendment to the

Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SEQUOIA CAPITAL GLOBAL GROWTH FUND III – ENDURANCE PARTNERS, L.P., for itself and as nominee

By: SCGGF III – Endurance Partners Management, L.P.,
a Cayman Islands exempted limited partnership, its General Partner

By: SC US (TTGP), LTD.,
a Cayman Islands exempted company, its General Partner

By:	/s/ Pat Grady
Name: Pat Grady
Title: Authorized Signatory

Address: 2800 Sand Hill Road, Suite 101
Menlo Park, CA 94025

[Signature Page to Amplitude, Inc. Amendment to the

Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SEQUOIA GROVE II, LLC

By:	/s/ Pat Grady
Name: Pat Grady
Title: Authorized Signatory

Address: 2800 Sand Hill Road, Suite 101
Menlo Park, CA 94025

[Signature Page to Amplitude, Inc. Amendment to the

Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SEQUOIA GROVE UK, L.P.

By:	/s/ Pat Grady
Name: Pat Grady
Title: Authorized Signatory

Address: 2800 Sand Hill Road, Suite 101
Menlo Park, CA 94025

[Signature Page to Amplitude, Inc. Amendment to the

Amended and Restated Investors’ Rights Agreement]